Exhibit 3.17(a)

CERTIFICATE OF INCORPORATION

OF

KOLL TENDER CORPORATION III

FIRST. The name of this corporation shall be:

KOLL TENDER CORPORATION III

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand (1,000) Shares Without Par Value.

FIFTH. The name and address of the incorporator is as follows:

Sharon J. Branscome

Corporation Service Company

1013 Centre Road

Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledge this certificate of incorporation this third day of May, A.D., 1995.

/s/ Sharon J. Branscome
Name: Sharon J. Branscome
Title: Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

KOLL TENDER CORPORATION III , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Caste.

The Board of Directors of KOLL TENDER CORPORATION III adopted the following resolution on the 9th day of January, 1996.

Resolved, that the registered office of KOLL TENDER CORPORATION III in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, KNOWN TENDER CORPORATION III has caused this statement to be signed by /s/ William S. Rothe , this 9th day of January, 1996.

Name: William S. Rothe
Title: President

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF

REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

KOLL TENDER CORPORATION III

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to CORPORATION SERVICE COMPANY, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on December 11, 1997

/s/ Herbert L. Roth
Name: Herbert L. Roth
Title: Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

KOLL TENDER CORPORATION III

KOLL TENDER CORPORATION III, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The First Article of the Certificate of Incorporation this Corporation is amended to read in its entirety as follows:

FIRST. The name of this corporation shall be:

CBRE-PROFI ACQUISITION CORP.

2. The Fourth Article of the Certificate of Incorporation of this Corporation shall be amended to read in its entirety as follows:

FOURTH. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is two thousand (2,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is one thousand (1,000). The total number of shares of Common Stock this Corporation shall have authority to issue is one thousand (1,000). The Preferred Stock shall have no par value per share and the Common Stock shall have no par value per share.

The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to adopt a resolution or resolutions providing for the issue of one ore more series of Preferred Stock, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the n umber of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. That the Board of Directors by unanimous written consent, and the sole shareholder of the Corporation by written consent, adopted resolutions declaring advisable and approving the amendments listed above.

4. That the aforesaid amendments were duly adopted in accordance with the Applicable provisions of the Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, KOLL TENDER CORPORATION III, had caused this certificate to be signed by its President, and attested by its Secretary this 25th day of February, 1999.

KOLL TENDER CORPORATION III

By:	/s/ James Didion
James Didion
Its:	President

Attest:

By:	/s/ Walter Stafford
Walter Stafford
Its:	Assistant Secretary